Exhibit 99.1

VASCO Reports Results for Second Quarter and First Six Months of 2013

Revenue from continuing operations for the second quarter of 2013 was $37.3 million, a decrease of 20% compared to the second quarter of 2012; Operating income from continuing operations for the second quarter of 2013 was $1.9 million, a decrease of 79% compared to the second quarter of 2012. Financial results for the period ended June 30, 2013 and guidance for full-year 2013 to be discussed on conference call today at 10:00 a.m. E.D.T.

OAKBROOK TERRACE, IL, and ZURICH, Switzerland, July 25, 2013—VASCO Data Security International, Inc. (Nasdaq: VDSI) (www.vasco.com), today reported financial results for the second quarter and six months ended June 30, 2013.

Revenue from continuing operations for the second quarter of 2013 decreased 20% to $37.3 million from $46.6 million in the second quarter of 2012, and for the first six months of 2013, decreased 8% to $72.6 million from $78.9 million for the first six months of 2012.

Net income from continuing operations for the second quarter of 2013 was $1.9 million, or $0.05 per diluted share, a decrease of $5.5 million, or 75%, from $7.4 million, or $0.19 per diluted share, for the second quarter of 2012. Net income from continuing operations for the first six months of 2013 was $4.3 million, or $0.11 per diluted share, a decrease of $5.1 million, or 55%, from $9.4 million, or $0.24 per diluted share, for the comparable period in 2012.

Net income, which includes the impact of our discontinued operations, for the second quarter of 2013 was $1.8 million, or $0.05 per diluted share, a decrease of $5.4 million, or 75%, from $7.2 million, or $0.18 per diluted share, for the second quarter of 2012. Net income for the first six months of 2013 was $4.6 million, or $0.12 per diluted share, a decrease of $4.5 million, or 49%, from $9.1 million, or $0.23 per diluted share, for the comparable period in 2012.

Other Financial Highlights:

•

Gross profit from continuing operations was $23.9 million, or 64% of revenue, for the second quarter of 2013 and $47.0 million, or 65% of revenue, for the first six months of 2013. Gross profit was $29.5 million, or 63% of revenue, for the second quarter of 2012 and $51.3 million, or 65% of revenue the first six months of 2012.

•

Operating expenses from continuing operations for the second quarter and first six months of 2013 were $22.0 million and $42.3 million, respectively, an increase of 7% and 6% from $20.5 million and $40.1 million reported for the second quarter of 2012 and first six months of 2012, respectively.

•

Operating income from continuing operations for the second quarter and first six months of 2013 was $1.9 million and $4.6 million, respectively, a decrease of $7.1 million, or 79%, from $9.0 million reported for the second quarter of 2012 and a decrease of $6.6 million, or 59%, from $11.2 million reported for the first six months of 2012. Operating income as a percentage of revenue for the second quarter and first six months of 2013 was 5% and 6%, respectively, compared to 19% and 14% for the comparable periods in 2012.

•

Earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations was $3.2 million and $7.0 million for the second quarter and first six months of 2013, respectively, a decrease of 69% from $10.2 million reported for the second quarter of 2012 and a decrease of 49% from $13.6 million reported for the first six months of 2012.

•

Cash balances at June 30, 2013 totaled $85.6 million compared to $104.6 million and $106.5 million at March 31, 2013 and December 31, 2012, respectively. There were no bank borrowings at any of the periods ended June 30, 2013, March 31, 2013 or December 31, 2012.

Operational and Other Highlights:

•	VASCO announced its acquisition of Cronto Limited, of Cambridge (UK), a provider of secure visual transaction authentication solutions for online banking.

•

VASCO announced that it will integrate AET’s PKI technology, SafeSign Identity Client, into VASCO’s DIGIPASS Key product line. The SafeSign IC middleware is designed to integrate digital signature tokens into numerous certificate-enabled applications in order to provide secure two-factor authentication on all major platforms.

•

VASCO announced the addition of DIGIPASS 280 to its DIGIPASS e-signature portfolio. DIGIPASS 280 provides a comprehensive transaction data signing and authentication solution and its unique size allows the authenticator to be customized with an electronic EMV chip or magnetic strip encoding to turn the authentication device into a regular debit, credit or ATM card.

•

VASCO announced that MYDIGIPASS.COM is now live on InfoCert’s Legalmail. InfoCert is the leading Certification body in Italy, with four and a half million certified digital signatures, nine hundred thousand certified electronic mailboxes and a further four hundred and fifty million documents stored for back-up.

•	VASCO announced that HSBC Bank Brazil deployed the DIGIPASS for Mobile technology for an enhanced group of retail and corporate customers, while expanding the offered online and mobile services.

Guidance for full-year 2013:

VASCO is reaffirming its guidance for the full-year 2013 as follows:

•	Revenue from our traditional business, which excludes our new service product offerings (DIGIPASS as a Service and MYDIGIPASS.COM), is expected to be in the range of $162 million to $167 million, and

•	Operating income as a percentage of revenue, excluding the amortization of purchased intangible assets, is projected to be in the range of 12% to 14%.

“On a consolidated basis, revenues for the second quarter and first six months of 2013 were slightly below our expectations,” stated T. Kendall Hunt, Chairman & CEO. “We believe, however, that we are still on track to achieve the revenue numbers included in our guidance based on both the amount of firm orders that we have in hand that are scheduled to ship in 2013 and a strong pipeline of potential new deals that we believe we will close and ship in 2013. We are also continuing to make good progress in the development of our Services business platform and the hiring of sales staff, which will focus primarily on the sales of our DIGIPASS as a Service and MYDIGIPASS.COM products. Based on feedback that our sales staff has received from potential Services customers, we believe that there is high level of interest in the product, but we also expect that deals closed in 2013 will not generate a meaningful amount of revenue this year. As with any technology being deployed into a new market, it will take time for the technology to be understood and implemented. We continue to believe in the long-term opportunity for our Services business and intend to continue to invest aggressively in that business.”

“Through the first six months of 2013, revenues from the banking market are slightly ahead of our plan, but revenues from the Enterprise and Application Security market are substantially below plan” stated Jan Valcke, VASCO’s President and COO. “While we believe that the results in the Enterprise and Application Security market are due in part to the timing of the receipt of orders, we also believe that we have been impacted by the poor economic conditions in Europe. On a consolidated basis, however, our intake of new orders during the first six months of 2013 has been strong and we enter the second half of the year with a backlog of orders that are scheduled to ship in the current year that is substantially higher than at the same point in 2012 and only slightly lower than the best level in our history. We are also very pleased with the market’s interest in Cronto’s image-based cryptographic technology and, while we do not expect that it will have a significant impact on our 2013 revenues, we believe that it will make a significant contribution in 2014.”

Conference Call Details

In conjunction with this announcement, VASCO Data Security International, Inc. will host a conference call today, July 25, 2013, at 10:00 a.m. EST—16:00h CET. During the Conference Call, Mr. Ken Hunt, CEO, Mr. Jan Valcke, President and COO, and Mr. Cliff Bown, CFO, will discuss VASCO’s Results for the Second Quarter and First Six Months Ended June 30, 2013.

To participate in this Conference Call, please dial one of the following numbers:

USA/Canada: +1 866-756-0155

International: +1 706-679-9005

And mention VASCO to be connected to the Conference Call.

The Conference Call is also available in listen-only mode on www.vasco.com. Please log on 15 minutes before the start of the Conference Call in order to download and install any necessary software. The recorded version of the Conference Call will be available on the VASCO website 24 hours a day for at least 60 days.

VASCO Data Security International, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2013	2012	2013	2012
Net revenue	$37,260	$46,642	$72,626	$78,900
Cost of goods sold	13,378	17,191	25,656	27,571

Gross profit	23,882	29,451	46,970	51,329
Operating costs:
Sales and marketing	10,470	9,856	20,101	19,264
Research and development	5,345	4,796	10,192	9,497
General and administrative	5,492	5,330	10,944	10,405
Amortization of purchased intangible assets	651	472	1,093	951

Total operating costs	21,958	20,454	42,330	40,117

Operating income	1,924	8,997	4,640	11,212
Interest income, net	40	68	82	145
Other income (expense), net	265	300	413	532

Income from continuing operations before income taxes	2,229	9,365	5,135	11,889
Provision for income taxes	379	1,967	873	2,497

Net income from continuing operations	$1,850	$7,398	$4,262	$9,392
Income (loss) from discontinued operations	(41)	(236)	333	(319)

Net income	$1,809	$7,162	$4,595	$9,073

Basic income (loss) per share:
Continuing	$0.05	$0.19	$0.11	$0.25
Discontinued	—	(0.01)	0.01	(0.01)

Total net income per share	$0.05	$0.18	$0.12	$0.24

Diluted income (loss) per share:
Continuing	$0.05	$0.19	$0.11	$0.24
Discontinued	—	(0.01)	0.01	(0.01)

Total net income per share	$0.05	$0.18	$0.12	$0.23

Weighted average common shares outstanding:
Basic	38,908	38,065	38,798	37,927

Diluted	39,226	38,742	39,145	38,597

VASCO Data Security International, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	June 30,	December 31,
	2013	2012
	(unaudited)
ASSETS
Current assets
Cash and equivalents	$85,649	$106,469
Accounts receivable, net of allowance for doubtful accounts	25,961	27,574
Inventories	25,488	18,675
Prepaid expenses	1,916	1,896
Foreign sales tax receivable	734	415
Deferred income taxes	677	1,714
Other current assets	60	41
Assets of discontinued operations	2,113	2,651

Total current assets	142,598	159,435
Property and equipment, net	3,470	4,052
Goodwill, net of accumulated amortization	22,001	13,176
Intangible assets, net of accumulated amortization	18,729	6,507
Other assets, net of accumulated amortization	2,840	3,336

Total assets	$189,638	$186,506

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$6,323	$7,765
Deferred revenue	10,766	8,146
Accrued wages and payroll taxes	7,532	6,212
Income taxes payable	1,306	378
Other accrued expenses	4,201	6,112
Liabilities of discontinued operations	19	1,335

Total current liabilities	30,147	29,948
Deferred income taxes	120	141
Other long-term liabilities	114	97

Total liabilities	30,381	30,186

Stockholders’ equity
Common stock	39	39
Additional paid-in capital	75,574	74,965
Accumulated income	85,851	81,256
Accumulated other comprehensive income (loss)	(2,207)	60

Total stockholders’ equity	159,257	156,320

Total liabilities and stockholders’ equity	$189,638	$186,506

Non-GAAP Financial Measures

The Company reports its financial results in accordance with GAAP, but Company management also evaluates its performance using EBITDA, Adjusted Net Income and Adjusted Diluted EPS. The Company’s management believes that these measures provide useful supplemental information regarding the performance of our business and facilitates comparisons to our historical operating results.

These non-GAAP measures are not measures of performance under GAAP and should not be considered as alternatives or substitutes for the most directly comparable financial measures calculated in accordance with GAAP. While we believe that these non-GAAP measures are useful within the context described below, they are in fact incomplete and are not a measure that should be used to evaluate our full performance or our prospects. Such an evaluation needs to consider all of the complexities associated with our business including, but not limited to, how past actions are affecting current results and how they may affect future results, how we have chosen to finance the business, and how taxes affect the final amounts that are or will be available to shareholders as a return on their investment.

EBITDA

We define EBITDA as net income from continuing operations before interest, taxes, depreciation and amortization. We use EBITDA as a simplified measure of performance for use in communicating our performance to investors and analysts and for comparisons to other companies within our industry. As a performance measure, we believe that EBITDA presents a view of our operating results that is most closely related to serving our customers. By excluding interest, taxes, depreciation and amortization we are able to evaluate performance without considering decisions that, in most cases, are not directly related to meeting our customers’ requirements and were either made in prior periods (e.g., depreciation and amortization), or deal with the structure or financing of the business (e.g., interest) or reflect the application of regulations that are outside of the control of our management team (e.g., taxes). Similarly, we find that the comparison of our results to those of our competitors is facilitated when we do not need to consider the impact of those items on our competitors’ results.

Reconciliation of Earnings from continuing operations Before Interest, Taxes, Depreciation and

Amortization (EBITDA) to net income from continuing operations (in thousands):

	Three months		Six months
	ended June 30,		ended June 30,
	2013	2012	2013	2012
	(in thousands, unaudited)		(in thousands, unaudited)
EBITDA—continuing operations	$3,235	$10,205	$6,972	$13,592
Interest income, net	40	68	82	145
Provision for income taxes	(347)	(1,967)	(841)	(2,497)
Depreciation and amortization	(1,078)	(908)	(1,951)	(1,848)

Net income—continuing operations	$1,850	$7,398	$4,262	$9,392

Adjusted Net Income & Adjusted Diluted EPS

We define Adjusted Net Income and Adjusted Diluted EPS, as net income or EPS from continuing operations before the consideration of long-term incentive compensation expenses and the amortization of purchased intangible assets. We use these measures to assess the impact of our performance excluding items that though they are recurring, can significantly impact the comparison of our results between periods and the comparison to competitors.

Long-term incentive compensation for management and others is directly tied to performance and this measure allows management to see the relationship of the cost of incentives to the performance of the business operations directly if such incentives are based on that period’s performance. To the extent that such incentives are based on performance over a period of several years, there may be periods which have significant adjustments to the accruals in the period but which relate to a longer period of time, and which can make it difficult to assess the results of the business operations in the current period. In addition, the Company’s long-term incentives generally reflect the use of restricted stock grants or cash awards while other Companies may use different forms of incentives the cost of which is determined on a different basis, which makes a comparison difficult.

The Company also excludes amortization of purchased intangible assets because it believes that the amount of such expenses in any given period may not be correlated directly to the performance of the business operations and that such expenses can vary significantly between periods as a result of new acquisitions, the full amortization of previously acquired intangible assets or the write down of such assets due to an impairment event.

Reconciliation of Adusted Net Income from Continuing Operations to

Net Income from Continuing Operations

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
	(in thousands, unaudited)		(in thousands, unaudited)
Adjusted Net Income—continuing operations	$2,854	$8,712	$6,223	$11,951
Long-term Incentive Compensation Expense	(604)	(1,170)	(1,358)	(2,248)
Amortization of Purchased Intangible Assets	(651)	(472)	(1,093)	(951)
Tax impact of Adjustments*	251	328	490	640

Net income—continuing operations	$1,850	$7,398	$4,262	$9,392

Reconciliation of Adjusted Diluted EPS from Continuing Operations to

Diluted EPS from Continuing Operations

	Three months		Six months
	ended June 30,		ended June 30,
	2013	2012	2013	2012
	(in thousands, unaudited)		(in thousands, unaudited)
Adjusted Diluted EPS—continuing operations	$0.07	$0.22	$0.16	$0.31
Long-term Incentive Compensation Expense	(0.01)	(0.03)	(0.03)	(0.06)
Amortization of Purchased Intangible Assets	(0.01)	(0.01)	(0.03)	(0.02)
Tax impact of Adjustments*	—	0.01	0.01	0.02

Diluted EPS—continuing operations	$0.05	$0.19	$0.11	$0.24

*	= The tax impact of adjustments is calculated at 20% of the adjustments in all periods

About VASCO:

VASCO is a leading supplier of strong authentication and e-signature solutions and services specializing in Internet Security applications and transactions. VASCO has positioned itself as global software company for Internet Security serving a customer base of approximately 10,000 companies in more than 100 countries, including approximately 1,700 international financial institutions. VASCO’s prime markets are the financial sector, enterprise security, e-commerce and e-government.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and include, among other things, our ability to integrate and effectively sell Cronto’s technology, our ability to recover amounts held in escrow related to our acquisition of DigiNotar, and our ability to effectively integrate certain intellectual property assets previously used by DigiNotar into our operations, as well as the prospects of, and developments and business strategies for, VASCO and our operations, including the development and marketing of certain new products and the anticipated future growth in certain markets in which we currently market and sell our products or anticipate selling and marketing our products in the future. These forward-looking statements (1) are identified by use of terms and phrases such as “expect”, “believe”, “will”, “anticipate”, “emerging”, “intend”, “plan”, “could”, “may”, “estimate”, “should”, “objective”, “goal”, “possible”, “potential” and similar words and expressions, but such words and phrases are not the exclusive means of identifying them, and (2) are subject to risks and uncertainties and represent our present expectations or beliefs concerning future events. Although VASCO believes that our expectations are reasonable, we can give no assurance that these expectations will prove to be correct. VASCO cautions that the forward-looking statements are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those contemplated above include, among others, unanticipated costs associated with DigiNotar’s bankruptcy or potential claims that may arise in connection with the hacking incidents at DigiNotar. Additional risks, uncertainties and other factors have been described in greater detail in our Annual Report on Form 10-K for the year ended December 31, 2012 and include, but are not limited to, (a) risks of general market conditions, including currency fluctuations and the uncertainties resulting from turmoil in world economic and financial markets, (b) risks inherent to the computer and network security industry, including rapidly changing technology, evolving industry standards, increasingly sophisticated hacking attempts, increasing numbers of patent infringement claims, changes in customer requirements, price competitive bidding, and changing government regulations, and (c) risks specific to VASCO, including, demand for our products and services, competition from more established firms and others, pressures on price levels and our historical dependence on relatively few products, certain suppliers and certain key customers. Thus, the results that we actually achieve may differ materially from any anticipated results included in, or implied by these statements. Except for our on-going obligations to disclose material information as required by the U.S. federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

This document may contain trademarks of VASCO Data Security International, Inc. and its subsidiaries, including VASCO, the VASCO “V” design, DIGIPASS, VACMAN, aXsGUARD and IDENTIKEY.

For more information contact:

Jochem Binst, +32 2 609 97 00, jbinst@vasco.comal